Exhibit 99.1

Contango ORE, Inc. Provides Operations Report and Results of Its Annual Meeting of Shareholders

HOUSTON--(BUSINESS WIRE)--December 18, 2015--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) reported the results of assays for the remaining holes drilled in Phase II of the Peak Gold, LLC (“Peak Gold”) 2015 exploration program near Tok, AK. Brad Juneau, CEO, stated, “The results are consistent with our previous interpretation, extending the Peak Zone to the west and southwest and expanding mineralization at North Peak. Additional drilling is required to determine the size and scope of these discoveries. The Joint Venture is now in early planning discussions for a 2016 exploration program for Peak Gold, managed by our Joint Venture partner Royal Alaska, LLC (“Royal Alaska”), a wholly owned subsidiary of Royal Gold, Inc.”

Peak Gold previously received complete assays on 19 of the 32 holes drilled in Phase II, and the significant intercepts from these holes were reported in our Form 10-Q/A for the quarter ended September 30, 2015. Sample intervals are calculated using 0.5 grams per ton (gpt) lower cut off for gold with no internal waste less than cutoff grade that is greater than 3 meters in thickness. Intercepts shown are drill intercept lengths. True width of mineralization is unknown. The grade cutoff for gold (Au) is 0.5 gpt; for silver (Ag) is 10 gpt; and for copper (Cu) is 0.1%. The following table summarizes the significant drill intercepts from the 2015 Phase II Program for the remaining 13 holes assayed:

DrillHole	Zone	From (meters)	To (meters)	Interval (meters)	Au_gpt	Au_opt	Ag_gpt	Cu %
TET15179	Peak West	26.52	31.24	4.72	0.595	0.017	0.2	0.040
TET15179	Peak West	50.14	68.28	18.14	1.512	0.044	0.0	0.017
including	Peak West	66.14	68.28	2.14	5.650	0.165	0.0	0.017
TET15179	Peak West	98.92	112.32	13.40	2.283	0.067	0.4	0.012
including	Peak West	109.16	110.29	1.13	8.210	0.239	1.2	0.020
TET15179	Peak West	117.96	126.34	8.38	2.115	0.062	1.2	0.029
TET15181	Peak West	15.88	17.05	1.17	6.440	0.188	2.9	0.071
TET15181	Peak West	22.71	31.09	8.38	3.948	0.115	2.0	0.056
TET15181	Peak West	49.83	60.05	10.22	4.635	0.135	1.1	0.030
including	Peak West	56.42	57.30	0.88	33.800	0.986	1.1	0.030
TET15181	Peak West	112.20	116.60	4.40	1.154	0.034	0.0	0.013
TET15181	Peak West	141.43	161.24	19.81	4.116	0.120	7.0	0.101
including	Peak West	147.45	148.19	0.74	9.990	0.291	15.5	0.103
and	Peak West	154.89	159.21	4.32	14.635	0.427	9.7	0.115
TET15182	Peak West	138.07	141.12	3.05	2.700	0.079	5.7	0.087
TET15182	Peak West	158.27	160.82	2.55	58.056	1.693	38.9	1.932
TET15184	Peak West	150.53	152.82	2.29	1.010	0.029	0.9	0.008
TET15185	Peak West	13.60	16.63	3.03	0.825	0.024	1.8	0.099
TET15185	Peak West	31.63	36.04	4.41	3.321	0.097	1.3	0.026
TET15185	Peak West	98.42	113.75	15.33	0.190	0.006	1.4	0.130
including	Peak West	100.58	101.53	0.95	1.760	0.051	3.6	0.312
TET15186	Peak West	75.16	104.38	29.22	0.280	0.008	2.6	0.160
TET15186	Peak West	126.16	128.77	2.61	1.730	0.050	0.0	0.010
TET15186	Peak West	152.59	161.68	9.09	0.838	0.024	0.3	0.025
TET15187	Peak West	69.66	76.27	6.61	0.124	0.004	2.9	0.122
including	Peak West	74.11	74.46	0.35	0.285	0.008	16.1	0.596
TET15187	Peak West	173.89	178.75	4.86	0.234	0.007	3.9	0.203
TET15187	Peak West	222.04	227.69	5.65	0.216	0.006	42.3	0.060
TET15188	Peak West	26.77	34.14	7.37	1.866	0.054	3.7	0.152
TET15188	Peak West	41.76	44.81	3.05	1.715	0.050	8.5	0.103
TET15188	Peak West	115.17	119.76	4.59	0.138	0.004	6.2	0.127
TET15188	Peak West	128.39	131.73	3.34	1.497	0.044	6.3	0.085
TET15189	Peak West	0.00	9.67	9.67	2.376	0.069	0.2	0.027
TET15189	Peak West	46.12	57.85	11.73	0.520	0.015	3.3	0.345
including	Peak West	51.86	53.75	1.89	2.880	0.084	4.3	0.415
TET15189	Peak West	66.78	69.56	2.78	0.128	0.004	4.1	0.341
TET15189	Peak West	74.72	78.33	3.61	2.003	0.058	0.0	0.008
TET15189	Peak West	87.48	96.62	9.14	0.572	0.017	1.2	0.060
TET15189	Peak West	126.45	128.32	1.87	0.254	0.007	4.0	0.329
TET15191	Peak West	42.67	44.35	1.68	1.835	0.054	0.0	0.020
TET15191	Peak West	70.83	74.38	3.55	2.682	0.078	2.0	0.143

The map below depicts the remaining Phase II drill holes not previously released.

The Company also announced that the following directors were elected at the annual meeting of stockholders held on December 16, 2015:

Brad Juneau
Joseph S. Compofelice
Joseph G. Greenberg

Additionally, the Company’s Board of Directors has re-appointed the following officers of the Company:

Brad Juneau	Chairman of the Board, President and Chief Executive Officer
Leah Gaines	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

ABOUT CORE

CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through Peak Gold, LLC, its joint venture company with Royal Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, (713) 877-1311
www.contangoore.com